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                                                                   EXHIBIT 10.10

                             EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT, dated as of the 1st day June, 1997, is made by and between Evan Orensten residing at 67 Jane Street #1BB, New York, New York 10014 (hereinafter the "Employee") and Razorfish, Inc., a New York corporation having its principal executive offices at 107 Grand Street, 3rd Floor, New York, NY 10013 (hereinafter the "Company").

          WHEREAS, Company desires to employ Employee and Employee desires to accept such employment on the terms set forth in this Agreement;

NOW THEREFORE, the parties hereto agree as follows:

  1.      Position and Responsibilities.
          -----------------------------

          1.1 Employee shall serve in such capacity and shall perform such duties at such place or places as the Company shall from time to time designate. The Company will conduct a review of Employee's job responsibilities on an annual basis.

          1.2 Employee shall, to the best of his ability, devote his full time and best efforts to the performance of his duties hereunder and the business and affairs of the Company in accordance with the instructions and directions of Company in all matters, including those involving creative decisions and judgments, and, in doing so, shall duly, punctually and faithfully perform and observe any and all rules and policies which the Company may now or shall hereafter establish governing the conduct of its business.

  2.      Term of Employment.
          ------------------

          2.1 Employee's employment under this Agreement shall commence as of June 1, 1997 and terminate on May 31, 1998, unless sooner terminated by the Company as provided in Section 2.2 (the "Initial Term"). Notwithstanding the foregoing, beginning June 1, 1998 this Agreement and Employee's employment under this Agreement shall renew for successive one (1) year terms unless either party gives written notice to the other of non-renewal, within 60 days prior to scheduled renewal. Except as expressly provided to the contrary in Section 2.2, Employee's rights to pay and benefits shall cease on the date his employment hereunder terminates.

          2.2 The Company shall have the right, upon written notice to Employee, to terminate Employee's employment at any time for cause, as defined in Section 2.3 below.

          2.3 For purposes of Section 2.2, "cause" shall include material breach by Employee of this Agreement, gross negligence, gross neglect of duties, gross insubordination, Employee's unauthorized appropriation of the Company's property, willful violation of any law applicable to the conduct of the Company's business and affairs the violation of which has or
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would reasonably be expected to have a material adverse effect upon the business or financial condition of the Company, conviction of or plea of no contest to any felony involving moral turpitude and habitual insobriety, drug abuse or absenteeism.

          2.4 Subject to Section 2.2, Employee's employment under this Agreement shall terminate immediately upon his death, without further notice. Subject to Section 2.2, if Employee becomes disabled from performing his duties under this Agreement, Company may terminate his employment under this Agreement, provided that Employee also shall be entitled to such disability, medical and other benefits as may be provided generally for disabled employees of the Company during the period he remains disabled. For purposes of this Section 2.4, Employee may be deemed to be disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          2.5 If Company terminates Employee's employment for any reason other than for Cause as set forth in Sections 2.2 and 2.3, or for death or disability as set forth in Section 2.4, then the Company shall pay Employee an amount equal to three months' base compensation.

     3.   Compensation.
          ------------

          3.1 During the period of this Agreement, the Company shall pay to Employee a base salary at an annual rate of One Hundred Thousand Dollars ($100,000), payable in installments in accordance with Company policy. The Board of Directors shall review the base salary semi-annually in the Initial Period and annually thereafter, and may in its sole discretion increase it to reflect performance, appropriate industry guideline data and other factors. However, the Board is not obligated to provide for any increases.

          3.2 Employee shall be eligible from time to time to receive bonuses and/or to participate in profit sharing in accordance with the bonus agreement (the "Bonus Agreement") to be executed by the parties hereto separately and made a part hereof. The amount of any bonus made pursuant to the Bonus Agreement will be determined as set forth in such Bonus Agreement. Although the Bonus Agreement has not been completed as of the date hereof, the parties hereto intend that such bonuses will be calculated based on a variety of mutually agreed upon factors including, without limitation: the completion of certain specific mutually agreed upon projects by Employee; the Company's successfully reaching mutually agreed upon acquisition, revenue or profit targets; and Employee's work performance and contribution to the Company.

          3.3  Intentionally Omitted.

          3.4 (a) (i) The Company shall reimburse Employee for reasonable business expenses incurred on behalf of the Company upon presentation of appropriate receipts, including, without limitation, entertainment of clients and guests of the Company as deemed appropriate in the sole discretion of Company, cellular phone charges and online access charges.

                    (ii) The Company shall provide to Employee for Employee's

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use during the term hereof in connection with the payment of the expenses described in Section 3.4(a)(i) above a corporate charge card (e.g., American Express or Visa).

               (b) The Company shall reimburse Employee during the term of his employment hereunder for the actual, reasonable, out-of-pocket expenses incurred by Employee in connection with the maintenance by Employee of a membership to one (1) sports and fitness gym (the "Gym") which Gym has been mutually approved by the Company and Employee.

               (c) The Company shall provide to Employee for Employee's use during the term hereof one (1) desktop computer and one (1) portable computer together with appropriate peripherals.

          3.5  In addition to the compensation payable to Employee pursuant to
Section 3.1 and Section 3.2 above, Employee shall participate in any benefits which Company from time to time may offer to or provide for its employees, including, but not limited to, vacation, participation in pension plans, profit sharing plans, the Stock Option and Incentive Plan described in the Incentive Stock Option Agreement attached hereto as Schedule A and made a part hereof as restricted by the stock restriction agreement attached hereto as Schedule B and made a part hereof and hospitalization and medical benefit plans. The Board of Directors may in its sole discretion increase insurance coverage for all employees as permitted by business conditions. However, the Board is not obligated to provide any increases.

          3.6 Employee recognizes that the compensation, benefits and other amounts provided by the Company under this Agreement may be subject to federal, state or local income taxes. It is expressly understood and agreed that all such taxes shall be the responsibility of Employee. To the extent that federal, state or local law requires withholding of taxes on compensation, benefits or other amounts provided under this Agreement, the Company shall withhold the necessary amounts from the amounts payable to Employee under this Agreement.

     4.   Ownership of and Rights to Proprietary Information.
          --------------------------------------------------

          4.1 Employee hereby agrees to assign and does assign to the Company all of Employee's right, title and interest in any and all proprietary information discovered, conceived, developed, created or reduced to practice by Employee personally or jointly with others in the course of performing services under this Agreement. Employee agrees to disclose to the Company the existence of all such proprietary information, and further agrees to execute and deliver promptly all proper papers and perform all proper legal acts which the Company deems necessary or desirable to vest in the Company all of Employee's right, title and interest in and to such proprietary information, to enable the Company to file patent applications, and obtain and maintain Letters Patent with respect to patentable material and to enable the Company to confirm or perfect its rights in copyrightable material. Employee agrees that all proprietary information which is subject to United States Copyright Law is a "work made for hire," and in the event that it is determined that any such work is deemed not to be a work made for hire, the foregoing assignment and agreement to assign shall apply.

          4.2 The Company agrees that it shall have no right, title or interest in any proprietary information for which no equipment, supplies, facility or trade secret information of

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the Company was used, and which was developed entirely apart from the services performed by Employee under this Agreement, and which does not relate to or result from Employee's work under this Agreement. Employee represents that, except as disclosed to the Company in writing, all material created or submitted by Employee for or to Company (excluding any material which is assigned by Company to Employee for preparation) shall not be subject to an obligation of confidentiality in favor of, or infringe upon or violate any rights of any third person, including but not limited to any right or Interest in any copyright, patent or trade secret rights.

          4.3 "Proprietary information," for purposes of this Agreement, includes but shall not be limited to any trade secret (as defined in the Uniform Trade Secrets Act), any inventions, improvements and ideas, whether or not patentable, or know-how relating thereto, any material which is protected by copyright and any other Confidential Information (as defined in paragraph 6.3 below).

     5.   Name and Likeness.  The Company shall have the right to use Employee's
          -----------------
name as well as Employee's biography and likeness in the form approved by Employee in connection with its business, including in advertising its products and services, and may, with Employee's permission, which shall not be withheld unreasonably, grant this right to others, but not for use as a direct endorsement.

     6.   Confidentiality.
          ---------------

          6.1 Employee shall not, during the term and thereafter, disclose confidential information of the Company (other than to an employee of the Company or to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of services hereunder) and shall not use confidential information of the Company for any purpose beyond the performance of services under this Agreement without the prior written consent of the Company. All confidential information shall remain the property of the Company. Upon termination of employment, Employee shall return to the Company all documents, records, plans, designs, notebooks and other evidences, including all copies thereof, of information, including proprietary information or confidential information, obtained by Employee during employment.

          6.2 The obligation of confidence under this Agreement shall not apply to information which Employee can show from documented records is or becomes generally available to the public without fault of Employee, or which is obtained without restriction on publication or use from a third party having the right to disclose the same.

          6.3 "Confidential information," for purposes of this Agreement shall mean all information maintained in confidence by the Company. It includes, but is not limited to, all information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, other persons who can derive economic value from its disclosure or use. It includes, but is not limited to, proprietary information and information relating to such business matters as research and development, manufacturing processes, management systems and techniques, the identity and profiles of customers and suppliers and sales and marketing plans and information. Such

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information may be marked as confidential or proprietary, or received under circumstances reasonably interpreted as imposing an obligation of confidentiality. Such information does not lose its status as confidential information merely because it was known by a limited number of persons or entities or because it was not entirely originated by the Company. Employee acknowledges that the confidential information of the Company is a valuable, special and unique asset of the Company, and that any disclosure of such confidential information may be materially damaging to the Company.

     7.   Restrictions on Competitive Activities.  Employee acknowledges he or
          --------------------------------------
she will have access to significant confidential and valuable information which can be used unfairly and to the harm of the Company by present or potential competitors in the digital new media industry. Employee therefore agrees as follows:

          7.1 During any period during Employee's employment with the Company, Employee will not render services or give advice to, affiliate with (as an employee, shareholder, partner, consultant or otherwise), or invest or acquire any interest in, in whole or in significant part, any other person or organization which is engaged in or about to become engaged in commercial development of digital new media products or services, including developing home pages, web sites or other interactive environments on the World Wide Web, or any proprietorship, partnership, corporation or other entity which is engaged in developing, owning or operating any such environment (a Conflicting Organization). Employee shall not be prohibited, however, from investing in securities of any company that is listed on a national securities exchange or traded on The NASDAQ Stock Market, provided that Employee does not hereafter own, or have the right to acquire, more than 5% of the outstanding voting securities of such company.

          7.2 For a period of six months after termination with cause by Company of Employee's employment or for a period of six months after the voluntary termination by Employee of Employee's employment, without prior written approval of the Company's Board of Directors, which shall not be withheld unreasonably, Employee will not:

                    (i) render services or give advice to, or affiliate with (as an employee, shareholder, partner, consultant or otherwise) or invest or acquire any interest in, any Conflicting Organization. Notwithstanding the foregoing, if the business of the Conflicting Organization has separate and distinct divisions, Employee may, following termination of such employment, render services or give advice to, or affiliate with, a division which would not itself constitute a Conflicting Organization if, prior thereto, the Company receives written assurances satisfactory to the Company from the Conflicting Organization and Employee that Employee will not directly or indirectly render services or give advice or information to any division of such Conflicting Organization which would itself constitute a Conflicting Organization; or

                    (ii) solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with any person who is employed by or otherwise engaged to perform services for the Company, or any person or entity who is, or was within the term of this Agreement, a customer or client of the

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     Company, whether for Employee's own account or for the account of any other individual, partnership, firm, corporation or other business organization. For the purposes of this Section, the Company shall mean and include the Company's distributors and suppliers.

          7.3 During the periods described in Sections 7.1 and 7.2, Employee will not assist or encourage, directly or indirectly, any other person to carry out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by Employee, either directly or indirectly; and in particular Employee agrees that Employee will not induce, directly or indirectly, any Shareholder of the Company to carry out, directly or indirectly, any such activity.

     8.   Equitable Remedies. Employee acknowledges and agrees that the Company
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will not have an adequate remedy at law in the event of any breach by Employee of Sections 4, 6 and 7 and the Company shall therefore be entitled, in addition to any other remedies that may be available, to injunctive and/or other equitable relief to prevent or remedy a breach of such sections by Employee.

     9.   Miscellaneous.
          -------------

          9.1 Survival. Employee's duties under Sections 4, 6 and 7 shall survive termination of Employee's employment with the Company to the extent provided under such Section.

          9.2 Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, or merger and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by Employee.

          9.3 Interpretation. In case any one or more of the provisions contained if the Agreement shall be held to be invalid, illegal or unenforceable in any respect, for any reason, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall be held to be excessively broad, for any reason, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

          9.4 Notices. Any notice which the company is required or may desire to give to Employee shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to Employee at his address of record with the Company or at such other place as Employee may from time to time designate in writing. Any notice which Employee is required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal

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office, or at such other office as the company may from time to time designate in writing. The date of personal delivery or the date of mailing such notice shall be deemed to be the date of delivery thereof.

          9.5 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provisions of this Agreement.

          9.6 Complete Agreement; Amendments. The foregoing is the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

          9.7 Applicable Law. This Agreement has been negotiated in, and shall be governed by, the internal laws of the State of New York.

          9.8 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

          9.9 Expectations Regarding Employment, Service as Officer or Director and Ownership of Shares of the Company.

                    (i) THE COMPANY AND EMPLOYEE AGREE THAT THIS AGREEMENT EXPRESSES ALL OF THE EXPECTATIONS BETWEEN EMPLOYEE AND THE COMPANY REGARDING THE TERM OF EMPLOYEE'S EMPLOYMENT AND EMPLOYEE'S AND THE COMPANY'S RIGHT TO TERMINATE THAT EMPLOYMENT. EMPLOYEE SHALL HAVE NO GREATER RIGHTS AS AN EMPLOYEE OR AS AN OFFICER, DIRECTOR OR SHAREHOLDER, AS THE CASE MAY BE, OF THE COMPANY (OR OF ANY DIRECT OR INDIRECT SUBSIDIARY OR OTHER AFFILIATE OF THE COMPANY) THAN ANY OTHER PERSON WHO IS NOT RELATED TO THE COMPANY OR SUCH AFFILIATE IN MORE THAN ONE SUCH CAPACITY. THE COMPANY HEREBY ADVISES EMPLOYEE THAT THE COMPANY WOULD NOT ENTER INTO THIS AGREEMENT OR SELL SHARES OF COMPANY STOCK TO EMPLOYEE OR ELECT EMPLOYEE AS AN OFFICER OR DIRECTOR, AS THE CASE MAY BE, IF EMPLOYEE HAD ANY EXPECTATION THAT EMPLOYEE'S PURCHASE OF STOCK (IF ANY) OR SERVICE AS AN OFFICER OR DIRECTOR WOULD ENTITLE EMPLOYEE TO CONTINUED EMPLOYMENT WITH (OR CONTINUED STATUS AS AN OFFICER OR DIRECTOR OF) THE COMPANY OR ANY AFFILIATE OF THE COMPANY OTHER THAN AS SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING SENTENCES, EMPLOYEE ACKNOWLEDGES THAT THE COMPANY, IN ITS SOLE DISCRETION, MAY DECLINE IN THE FUTURE TO RENEW HIS EMPLOYMENT UPON TERMINATION OF THIS AGREEMENT FOR ANY REASON.

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               (ii) EMPLOYEE CONFIRMS THAT EMPLOYEE HAS REVIEWED THIS AGREEMENT
     CAREFULLY AND UNDERSTANDS IT. EMPLOYEE FURTHER CONFIRMS THAT EMPLOYEE HAS CONSULTED WITH OR BEEN AFFORDED AMPLE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REPRESENTING EMPLOYEE CONCERNING THIS AGREEMENT AND ANY OTHER AGREEMENTS BETWEEN OR AMONG EMPLOYEE, THE COMPANY AND ANY OF ITS PRESENT OR PROSPECTIVE SHAREHOLDERS AND/OR DIRECTORS, WHICH MAY HAVE BEEN ENTERED INTO SUBSTANTIALLY CONTEMPORANEOUSLY WITH THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have hereunto set their hand as of the date first set forth above.


                              /s/ Evan Orensten
                              --------------------------------
                              Evan Orensten



                              RAZORFISH, INC.

                              BY /s/ Jeffrey A. Dachis
                                ------------------------------
                              Authorized Officer

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